EXHIBIT 3.5

CONSULTING AND WARRANT AGREEMENT

Parties: JC Holdings LLC located at 1450-37th Street, Brooklyn, New York 11218 (the "Consultant") and First Foods Group, Inc., a Nevada corporation with its principal place of business c/o Incorp Services, Inc., 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169-6014 (the "Company").

Engagement: The Consultant will assist the Company with the successful launch of its Holy Cacao product line and profitable operation of its Holy Cacao subsidiary.

Compensation: The Consultant will receive:

1) 375,000 warrants for shares of the Company's common stock to be awarded on the date of this consulting agreement executed by the Parties, as more particularly described in Exhibit A attached hereto (the "Warrant Agreement"), and vested equally over the subsequent twelve (12) month period. The Warrant Agreement is part of this Agreement and is only valid upon the signed execution of this Agreement by Consultant.
2) 5% equity ownership in the Company's Holy Cacao subsidiary immediately upon the successful launch of the Holy Cacao product line and the sale of the first production run of Holy Cacao product.
3) A $6,000 per month advance of Holy Cacao equity distribution every month Holy Cacao earns a net profit over a period of twenty-four (24) consecutive months following the initial product launch and production sale.
4) 300,000 warrants for shares of the Company's common stock to be awarded after each of two consecutive twelve (12) month periods in which Holy Cacao earns a net profit from gross annual product sales of at least $1M. Each of the two 300,000 warrant awards will vest equally over a twelve (12) month period.

First Foods Group, Inc.

Dated: July 16, 2018 **SIGNED BY:** Mark J. Keeley

Print Name: Mark J. Keeley

Print Title: Chief Financial Officer

JC Holdings LLC

Dated: July 16, 2018 **SIGNED BY:** [signature]

Print Name: 2. Jacobowitz

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EXHIBIT A – WARRANT AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IN ITS REASONABLE JUDGMENT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

First Foods Group, Inc.

Warrant Agreement

Warrant for the Purchase of Common Stock, par value $0.001 per share

No. W-D1	375,000 shares

Date: July 16, 2018 (the “Effective Date”)	(subject to adjustment)

This Warrant Agreement is hereby executed by and between First Foods Group, Inc. (the “Company”), with an address c/o Incorp Services, Inc. at 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169-6014, and JC Holdings LLC located at 1450-37th Street, Brooklyn, New York 11218 (the “Consultant”). The Warrant Agreement is part of the Consulting and Warrant Agreement by and between the Consultant and the Company and is only valid upon the signed execution of this Agreement by Consultant. This certifies that, for good and valuable consideration, the Consultant is entitled to subscribe for and purchase from the Company, upon the terms and conditions set forth herein, in whole or in part, at any time, or from time to time, after the date hereof, before 5:00 p.m. on July 16, 2021 (the three year “Exercise Period”), 375,000 shares of the Company’s Common Stock (the “Common Stock”), at a price of $0.078 per share (the “Initial Exercise Price”), as same may be adjusted as provided for herein (the “Warrant Shares”). This also certifies that the Warrant Shares will vest equally over a monthly period for 12 (twelve) months of service, contingent upon the Consultant’s continued and consecutive monthly service over the twelve-month period.

1.	To the extent otherwise exercisable, this Warrant may be exercised during the Exercise Period as to the whole or any portion of the number of Warrant Shares, by (i) delivery of a written notice, in the form of the exercise notice attached hereto as Warrant Agreement - Exhibit A (the “Exercise Notice”), of such Consultant’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares to be exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash, or by means of bank check or wire transfer of immediately available funds. In the event that the exercise of this Warrant is for less than all of the Warrant Shares purchasable under this Warrant, the Company shall cause to be issued in the name of and delivered to the Consultant hereof or as the Consultant may direct, as soon as practicable, a new Warrant or Warrants of like tenor, for the balance of the Warrant Shares purchasable hereunder.

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2.	Upon the exercise of the Consultant’s right to purchase Warrant Shares granted pursuant to this Warrant, the Consultant shall be deemed to be the Consultant of record of the number of Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Consultant. As soon as practicable after the exercise of this Warrant, the Company shall issue and deliver to the Consultant a certificate or certificates for the applicable number of Warrant Shares, registered in the name of the Consultant. No fractional shares of Common Stock are to be issued upon exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

3.	(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Consultant hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee upon receipt of a duly executed warrant power in the form of Warrant Agreement - Exhibit B hereto. The Company may treat the person in whose name any Warrant is registered on the register as the owner and Consultant thereof for all purposes, notwithstanding any notice to the contrary

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the purchase price therefor, shall be validly issued, fully paid and nonassessable.

4.	(a) In the event that the outstanding shares of Common Stock are changed into a different number of shares of Common Stock by reason of any recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares of the Company or an otherwise similar event, appropriate adjustment shall be made in the number and kind of securities as to which this Warrant shall be exercisable, to the end that the proportionate interest of the Consultant immediately after the occurrence of such event shall equal the proportionate interest of the Consultant immediately before the occurrence of such event. Such adjustment shall be made without change in the total Exercise Price applicable to this Warrant but with a corresponding adjustment in the per share Exercise Price evidenced by this Warrant.

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(b) In case of any consolidation with or merger of the Company with or into another corporation or entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, conveyance or lease to another person or entity of the property of the Company as an entirety or substantially as an entirety, such successor or purchasing person or entity, as the case may be, shall (i) execute in favor of the Consultant an agreement or instrument providing that the Consultant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock or other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a Consultant of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such event, (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, in order to effect such agreement and (iii) set aside or reserve, for the benefit of the Consultant, the stock, securities, property and/or cash to which the Consultant would be entitled upon exercise of this Warrant; provided, that, nothing contained in this paragraph 4(b) shall be interpreted so as to preclude the Consultant from exercising this Warrant, in whole or in part, at any time prior to the consummation of any such consolidation, merger, sale, lease or conveyance.

(c) The above provisions of this paragraph 4 shall similarly apply to successive consolidations, mergers, sales, leases, issuances or conveyances.

5.	In case at any time the Company shall propose:

(i)	to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock, or make any other distribution (other than regularly scheduled cash dividends) to all Consultants of Common Stock; or

(ii)	to issue any rights, warrants or other securities to all Consultants of the Company’s Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

(iii)	to effect any reclassification or recapitalization of the Company’s Common Stock, or any consolidation or merger; or

(iv)	to effect any liquidation, dissolution or winding-up of the Company; or

(v)	to issue any shares of its Common Stock, or securities convertible or exercisable into its Common Stock, at a price per share lower than the Exercise Price; then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Consultant at the Consultant’s address as it shall appear in the Warrant Register, mailed at least ten (10) days prior to the date on which any such event is expected to occur.

6.	Notwithstanding any provisions herein to the contrary if the Per Share Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Consultant may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Consultant a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)

B

Where	X =	the number of shares of Common Stock to be issued to the Consultant.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Exercise Price.

	B =	the Per Share Market Value of one share of Common Stock.

“Per Share Market Value” means on the date of exercise (a) the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such dated, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the closing price of the Common Stock on the primary market upon which it trades and if the primary market is the “Pink Sheets” then the average of the quotes on the exercise date.

7.	The issuance of any Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares or other securities, shall be made without charge to the Consultant for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax or fee which may be payable in respect of any transfer involved in the issuance and delivery of any certificate representing Warrant Shares in a name other than that of the Consultant and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, to the extent required to be so paid, or, if reasonably required by the Company, shall have established to the satisfaction of the Company that such tax has been paid.

8.	Unless registered, or freely saleable under Rule 144, as promulgated under the Act, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend or a similar legend to the following effect:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE OF AN EXEMPTION THEREFROM (INCLUDING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT).”

9.	The Consultant of this Warrant, by the acceptance hereof, represents that he is acquiring this Warrant and the Warrant Shares for his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempt under the Act; provided, however, that by making the representations herein, the Consultant does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with, or pursuant to an exemption under, the Act. The Consultant of this Warrant further represents, by acceptance hereof, that, as of this date, such Consultant is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Act (an “Accredited Investor”). Upon the exercise of this Warrant, the Consultant shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Consultant’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that such Consultant is an Accredited Investor. If such Consultant cannot make such representations because they would be factually incorrect, it shall be a condition precedent to such Consultant’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

10.	Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses (including without limitation any insurance), the Company shall execute and deliver to the Consultant a new Warrant of like date, tenor and denomination.

11.	The Consultant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholder or of any other proceedings of the Company, except as provided in this Warrant.

12.	Each of the Company and the Consultant shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Consultant may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

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13.	Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

First Foods Group, Inc.

c/o Incorp Services, Inc.

3773 Howard Hughes Parkway, Suite 500S

Las Vegas, NV 89169-6014

Telephone: 1+ (201) 471-0988

E-Mail: info@firstfoodsgroup.com

Attention: Chief Financial Officer

If to the Consultant, at the address set forth above (if such Consultant is the initial Consultant of this Warrant), or to the email address or such other address for such Consultant or its assignees as shall appear, from time to time, on the records maintained by the Company.

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or telephone number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication or (B) provided by nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

14. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

15. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within such State, without regard to principles of conflicts of law. THE COMPANY AND THE CONSULTANT (BY THE ACCEPTANCE HEREOF) HEREBY IRREVOCABLE AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, OVER ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY AND THE CONSULTANT EACH AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, PROPERLY ADDRESSED TO IT AT ITS ADDRESS LISTED IN PARAGRAPH 13 ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE COMPANY AND THE CONSULTANT IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY

OBJECTION TO THE LAYING OF VENUE IN ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH COURT REPRESENTS AN INCONVENIENT FORUM. THE COMPANY AND THE CONSULTANT AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT WHICH IS NO LONGER SUBJECT TO FURTHER REVIEW SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND THE CONSULTANT AND MAY BE ENFORCED AGAINST THE COMPANY OR THE CONSULTANT IN ANY OTHER COURTS TO WHOSE JURISDICTION THE COMPANY OR THE CONSULTANT, RESPECTIVELY, IS OR MAY BE SUBJECT BY SUIT UPON SUCH JUDGMENT. THE COMPANY AND THE CONSULTANT IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM ARISING UNDR OR WITH RESPECT TO THIS WARRANT.

IN WITNESS WHEREOF, this Warrant was executed by the Company on the 16th day of July, 2018.

First Foods Group, Inc.

By:	/s/ Mark J. Keeley
Name:	Mark J. Keeley
Title:	Chief Financial Officer

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WARRANT AGREEMENT - EXHIBIT A

ELECTION TO EXERCISE

TO BE EXERCISED BY THE REGISTERED CONSULTANT

First Foods Group, Inc.

The undersigned Consultant hereby exercises the right to purchase ______ (_____) of the shares of Common Stock, (the “Warrant Shares”) of First Foods Group, Inc., a corporation (the “Company”), evidenced by the attached Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Warrant Exercise Price. The Consultant intends that payment of the Aggregate Exercise Price shall be made with respect to ______ Warrant Shares.

2. Payment of Warrant Exercise Price. The Consultant shall pay the sum of $________ to the Company or hereby authorizes the cancellation of _________ warrants, in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Consultant requests that certificates for such Warrant Shares be issued in the name of, and delivered to:

(Print Consultant Name, Address and Social Security or Tax Identification Number)

Dated: ___________________

_____________________________________

Signature of Consultant

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WARRANT AGREEMENT - EXHIBIT B

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to __________, with an address at _______________________________, a warrant to purchase ___________ shares of Common Stock, of First Foods Group, Inc., a corporation, represented by warrant certificate no. W-D1, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint __________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: ______________

_____________________________

Signature of Consultant

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